Exhibit 99.2

ACLARIS THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated statement of operations for the six months ended June  30, 2019 and for the year ended December 31, 2018, and the unaudited pro forma condensed consolidated balance sheet as of June  30,  2019 of Aclaris Therapeutics, Inc. (the “Company”) are presented to illustrate the estimated effects of (i) the sale of RHOFADE (oxymetazoline hydrochloride) cream, 1% (“RHOFADE”) and related intellectual property assets by the Company pursuant to the Asset Purchase Agreement  dated as of October 10, 2019 by and between the Company and EPI Health, LLC (the “Disposition”), and (ii) the repayment of the $30 million of principal borrowed under the Company’s Loan and Security Agreement with Oxford Finance LLC, dated as of October 15, 2018, plus accrued interest, and final payment and prepayment fees (the “Term Loan Repayment”).  The Disposition and Term Loan Repayment are referred to herein collectively as the “Transactions”.  See “Note 1. Description of the Transactions” below for more information on the Transactions.

The Disposition constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 8 of Regulation S-X. Based upon the magnitude of the Disposition and because the Company is exiting certain markets, the Disposition represents a significant strategic shift that will have a material effect on the Company’s operations and financial results.  Accordingly, the assets sold in the Disposition meet the definition of discontinued operations, as defined by Accounting Standards Codification 205-20 – Discontinued Operations, and have not yet been retrospectively applied in the historical financial statements. The following unaudited pro forma condensed consolidated financial statements are based on the historical financial information of the Company adjusted to reflect preliminary estimates and assumptions based on information available at the time of preparation to illustrate how the financial statements of the Company may have appeared had the Transactions occurred at earlier dates.  The unaudited pro forma condensed consolidated balance sheet as of June  30, 2019 is presented for informational purposes only as if the Transactions had occurred on June  30, 2019.  The unaudited pro forma condensed consolidated statement of operations for the six months ended June  30, 2019 and for the year ended December 31, 2018 are presented for informational purposes only as if the Transactions had occurred on January 1, 2018, the beginning of the earliest period presented.  These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the Company’s financial position or results of operations would have been had the Transactions been completed as of the dates indicated.  In addition, these unaudited pro forma condensed consolidated financial statements do not project the future financial position or operating results of the Company.

These unaudited pro forma condensed consolidated financial statements include pro forma adjustments that are directly attributable to the Transactions, are factually supportable and, with respect to the unaudited pro forma condensed consolidated statement of operations, are expected to have a continuing impact on the financial results of the Company.  The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of the Current Report on Form 8-K to which these unaudited pro forma condensed consolidated financial statements are attached as an exhibit.  In addition, the unaudited pro forma condensed consolidated financial statements presented below do not include any cost savings that the Company may achieve as a result of the sale of RHOFADE.  Actual adjustments may differ materially from the information presented.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes as well as the following information:

•

the audited consolidated financial statements and related notes of the Company for the year ended December 31, 2018, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 18, 2019;  and

•

the unaudited condensed consolidated financial statements and related notes of the Company as of and for the six months ended June  30, 2019, which are included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2019.

ACLARIS THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	As of June 30, 2019

		Pro Forma Adjustments
	Aclaris Historical	Sale of RHOFADE	[a]	Term Loan Repayment	[b]	Aclaris Pro Forma

Assets
Current assets:
Cash and cash equivalents	$31,654	$34,186		$(32,699)		$33,142
Marketable securities	83,863	—		—		83,863
Accounts receivable, net	19,370	—		—		19,370
Inventory	185	(130)		—		55
Prepaid expenses and other current assets	2,822	—		—		2,822
Total current assets	137,894	34,056		(32,699)		139,252
Property and equipment, net	4,241	—		—		4,241
Intangible assets	69,781	(62,544)		—		7,237
Goodwill	—	—		—		—
Other assets	5,323	—		—		5,323
Total assets	$217,239	$(28,488)		$(32,699)		$156,053
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,160	$—		$—		$14,160
Accrued expenses	27,597	—		(290)		27,307
Current portion of lease liabilities	991	—		—		991
Total current liabilities	42,748	—		(290)		42,458
Contingent consideration	1,668	—		—		1,668
Long-term debt	29,924	—		(29,924)		—
Other liabilities	5,120	—		—		5,120
Deferred tax liability	549	—		—		549
Total liabilities	80,009	—		(30,214)		49,795
Stockholders’ Equity:
Preferred stock	—	—		—		—
Common stock	—	—		—		—
Additional paid‑in capital	516,836	—		—		516,836
Accumulated other comprehensive loss	8	—		—		8
Accumulated deficit	(379,614)	(28,488)		(2,485)		(410,587)
Total stockholders’ equity	137,230	(28,488)		(2,485)		106,258
Total liabilities and stockholders’ equity	$217,239	$(28,488)		$(32,699)		$156,053

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ACLARIS THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the six months ended June  30, 2019

(In thousands, except share and per share amounts)

	Six Months Ended June 30, 2019

	Aclaris Historical	Remove Discontinued Operations		Pro Forma Adjustments		Aclaris Pro Forma

Revenues:
Product sales, net	$8,757	$(8,412)	[c]	$—		$345
Contract research	2,149	—		—		2,149
Total revenue, net	10,906	(8,412)		—		2,494

Costs and expenses:
Cost of revenue (excludes amortization)	5,480	(2,265)	[d1]	—		3,215
Research and development	37,541	—		—		37,541
Sales and marketing	17,008	(14,006)	[e]	—		3,002
General and administrative	16,180	(1,343)	[f]	—		14,837
Goodwill impairment	18,504			—		18,504
Amortization of definite-lived intangible	3,319	(3,319)	[g]	—		—
Total operating expenses	98,032	(20,932)		—		77,100
Loss from operations	(87,126)	12,520		—		(74,606)
Other income (expense), net	(315)	—		1,895	[h]	1,580
Net loss	$(87,441)	$12,520		$1,895		$(73,026)

Net loss per share, basic and diluted	$(2.12)					$(1.77)
Weighted average common shares outstanding, basic and diluted	41,261,808					41,261,808

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ACLARIS THERAPEUTICS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2018

(Unaudited)

(In thousands, except share and per share amounts)

	Year Ended December 31, 2018

	Aclaris Historical	Remove Discontinued Operations		Pro Forma Adjustments		Aclaris Pro Forma

Revenues:
Product sales, net	$3,940	$(1,136)	[c]	$—		$2,804
Contract research	4,651	—		—		4,651
Other revenue	1,500	—		—		1,500
Total revenue, net	10,091	(1,136)		—		8,955
Cost of revenue	6,850	(978)	[d2][g]	—		5,872
Gross profit	3,241	(158)		—		3,083
Operating expenses:
Research and development	63,009	—		—		63,009
Sales and marketing	47,997	(413)	[e]	—		47,584
General and administrative	27,649	(71)	[f]	—		27,578
Total operating expenses	138,655	(484)		—		138,171
Loss from operations	(135,414)	326		—		(135,088)
Other income, net	2,676	—		521	[h]	3,197
Net loss	$(132,738)	$326		$521		$(131,891)

Net loss per share, basic and diluted	$(4.03)					$(4.01)
Weighted average common shares outstanding, basic and diluted	32,909,762					32,909,762

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ACLARIS THERAPEUTICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

1. Description of the Transactions

Asset Purchase Agreement with EPI Health, LLC

On October 10, 2019,  Aclaris Therapeutics, Inc. (the “Company”) completed the sale of RHOFADE (oxymetazoline hydrochloride) cream, 1% (“RHOFADE”) to EPI Health, LLC (“EPI Health”) pursuant to an Asset Purchase Agreement dated as of October 10, 2019 (the “APA”).  Pursuant to the APA, the Company sold the worldwide rights to RHOFADE, which includes the assignment of certain licenses for related intellectual property assets (the “Disposition”).

Pursuant to the APA, EPI Health has agreed to pay the Company total cash consideration of up to $55,000, consisting of (i) an upfront payment of $35,000 ($1,750 of which was placed in escrow) and (ii) potential sales milestone payments of up to $20,000 in the aggregate upon the achievement of specified levels of net sales (as defined in the APA) of products covered by the APA. In addition, EPI Health has agreed to pay the Company (i) a specified high single-digit royalty calculated as a percentage of net sales, on a product-by-product and country-by-country basis, until the date that the patent rights related to a particular product, such as RHOFADE, have expired, provided, that with respect to sales of RHOFADE in any territory outside of the United States, such royalty shall be paid on a country-by-country basis until the date that the RHOFADE patent rights in the particular country have expired or, if later, 10 years from the date of the first commercial sale of RHOFADE in such country, (ii) 25% of any upfront, license, milestone, maintenance or fixed payment received by EPI Health in connection with any license or sublicense of the assets transferred in the Disposition in any territory outside of the United States, subject to specified exceptions and (iii) approximately $200 for certain inventory, subject to a specified post-closing inventory-related adjustment.  In addition, EPI Health has agreed to assume the obligation to pay specified royalties and milestone payments under the Company’s existing agreements with Allergan Sales, LLC, Aspect Pharmaceuticals, LLC and Vicept Therapeutics, Inc.

Loan Agreement with Oxford

On October 15, 2018, the Company and its wholly owned subsidiaries Confluence Discovery Technologies, Inc. and Aclaris Life Sciences, Inc. (together, the “Borrowers”) entered into a Loan and Security Agreement (“Term Loan Agreement”) with Oxford Finance LLC, a Delaware limited liability company (“Oxford”).  The Company borrowed $30,000 on October 31, 2018 under the Term Loan Agreement.

On October 10, 2019, immediately prior to closing of the Disposition,  the Company repaid in full the $30,000 borrowed under the Term Loan Agreement.  In addition, in accordance with the terms of the Term Loan Agreement, the Company paid (i) accrued and unpaid interest of $360, (ii) a final payment fee of $1,725,  and (iii) a prepayment fee of $600.

The completion of the Disposition and the payment of amounts pursuant to the Term Loan Agreement described above are collectively referred to as the “Transactions.”

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements included herein were prepared in accordance with Article 8 of Regulation S-X and are based on historical financial information of the Company.  The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions and (2) factually supportable. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from this report, as is permitted by such rules and regulations.  Based upon the magnitude of the Disposition and because the Company is exiting certain markets, the Disposition represents a significant strategic shift that will have a material effect on the Company’s operations and financial results.  Accordingly, the assets sold in the Disposition meet the definition of discontinued operations, as defined by Accounting Standards Codification 205-20 – Discontinued Operations, and have not yet been retrospectively applied in the historical financial statements.

The accompanying unaudited pro forma condensed consolidated financial statements are based on the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”) on March 18, 2019, and the Company’s Quarterly Report on Form 10-Q for the six months ended June  30, 2019 filed with the SEC on August 8, 2019.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 gives effect to the Transactions as if they had occurred on June 30, 2019.  The pro forma adjustments related to the sale of RHOFADE do not include payments which could be earned pursuant to the achievement of milestones, royalties or the commercialization of RHOFADE outside of the United States in the future because such events are not considered to be probable of occurring.  The unaudited pro forma condensed consolidated statement of operations for the six months ended June  30, 2019 and for the year ended December 31, 2018 give effect to the Transactions as if they had occurred on January 1, 2018, the beginning of the earliest period presented.  These unaudited pro forma condensed consolidated financial statements do not include any periods prior to November 30, 2018, the date the Company acquired RHOFADE.

As a result of the Company’s history of net losses and full valuation allowance on its deferred income taxes, the income tax effect of the pro forma adjustments assumes an effective tax rate of 0%, and accordingly, the pro forma adjustments do not include any amounts for income taxes.

3.  Assets Disposed in Connection with the RHOFADE Transaction

The following table summarizes the carrying value of the assets disposed in connection with the sale of RHOFADE:

June 30
2019
Inventory	$130
Intangible asset, net (i)	62,544
Total assets disposed	$62,674

(i)

These unaudited pro forma condensed consolidated financial statements include estimated identifiable intangible assets representing marketed product rights for RHOFADE, which the Company initially valued at $66,415.  The product rights were being amortized on a straight-line basis over a period of 10 years.

4. Pro Forma Adjustments

The following pro forma adjustments have been reflected in these unaudited pro forma condensed consolidated financial statements:

[a]Sale of RHOFADE – Includes adjustments of  $35,186 for cash proceeds from EPI Health, the elimination of the carrying value of the RHOFADE assets as of June  30, 2019 ($62,544 net book value of the intangible asset related to RHOFADE product rights and $130 of inventory), and certain transaction expenses known at the time of closing of $1,000, which results in an adjustment to accumulated deficit of $28,488.

[b]Term loan repayment – Includes adjustments of $30,000 representing repayment of the entire principal amount outstanding under the Term Loan Agreement partially offset by $76 of unamortized deferred financing costs, $1,725 representing the final payment fee, $600 representing the prepayment fee, and $360 representing accrued and unpaid interest.

[c]Product sales, net – Adjustment to eliminate the historical net product sales of RHOFADE.

[d1]Cost of revenue (excludes amortization) – Adjustment to eliminate the historical cost of goods sold related to sales of RHOFADE excluding amortization expense related to the intangible asset for the RHOFADE product rights.

[d2]Cost of revenue - Adjustment to eliminate the historical cost of goods sold related to sales of RHOFADE.

[e]Sales and marketing – Adjustment to eliminate historical expenses of marketing, professional relations, transition services fees and sales operations related to RHOFADE.

[f]General and administrative – Adjustment to eliminate historical expenses related to services provided by Allergan Sales, LLC pursuant to a transition services agreement.

[g]Amortization of definite-lived intangible –  Adjustment to eliminate the amortization expense related to the intangible asset for the RHOFADE product rights.

[h]Other income (expense), net – Adjustment reflects the elimination of historical interest expense related to the amount borrowed under the Term Loan Agreement.